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                                     EX-10.44

                                     FORM OF
                      EXECUTIVE SEVERANCE BENEFIT AGREEMENT

   This AGREEMENT is made and entered into as of the ___ day of ______, 1995, by and between SOUTHWESTERN LIFE CORPORATION, a Delaware corporation ("SLC"), SLC's wholly owned subsidiary, FACILITIES MANAGEMENT INSTALLATION, INC., a Delaware corporation ("FMI") and the EXECUTIVE named on the signature page hereof.

                            Introductory Provisions

   The following provisions are true and correct and are part of and form the basis for this Agreement:

   A. Executive is employed by SLC or FMI as an executive officer and in such capacity provides services to SLC, FMI and one or more of the subsidiaries and affiliates of SLC and FMI.

   B. The Board of Directors of SLC has determined that it is in the best interests of the Companies (as hereinafter defined) to attract and retain highly qualified individuals to serve as executive officers and to take such actions as are reasonably necessary to allow all such executive officers to devote their best efforts to protecting and advancing the best interests of the Companies.

   C. The Board recognizes that, as is the case with many publicly-held corporations, the possibility of a Change of Control (as hereinafter defined) may arise and that such possibility, and the uncertainties and questions which it may raise among management, may result in the departure or distraction of key management personnel to the detriment of the Companies.

   D. In these circumstances, the Board believes that it is imperative that the Companies and the Board be able to rely upon the Executive to continue in his position, and that the Companies and the Board be able to continue to receive and rely upon the advice of the Executive as to the best interests of the Companies, without concern that the Executive might be distracted by the uncertainties and risks created by such circumstances.

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    E.  The Board has resolved that to enable and encourage the Executive to continue to serve without undue distraction by reason of such uncertainties and risks it wishes to assure that, if the Executive's employment with SLC or FMI is terminated in anticipation of or following a Change of Control, the Executive shall be provided with certain severance benefits, as more particularly described in this Agreement.

   NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.  DEFINITIONS.

    A. BENEFITS shall mean the right of the Executive to remain as a participant in the Companies' life, health and disability plans as though the Executive continued to be an employee of SLC or FMI through either (1) the first day of the calendar month following the one year anniversary of the Termination Date or (2) the first day of the calendar month following three months of continuous employment by the Executive with a new employer which offers life, health and disability plans, whichever is less. The Executive at the end of the period provided in the preceding sentence shall then have such conversion and continuation rights as provided by law, contract and/or company policy and which are available to newly terminated employees.

    B. CAUSE shall mean (i) the willful failure or refusal of the Executive to substantially perform his duties, as such existed immediately preceding a Change of Control, after a demand for substantial performance is delivered to the Executive by the Board of Directors of SLC or its successor, if applicable, (the "Board") which demand specifically identifies the manner in which such Board believes the Executive has not substantially performed his duties, or (ii) the willful engaging by the Executive in misconduct, which materially injures the goodwill of any of the Companies, or (iii) the commission of an act of fraud, misappropriation or embezzlement by the Executive involving any of the Companies, or (iv) a conviction of, or plea of NOLO CONTENDERE or a guilty plea or confession by, the Executive to an act of fraud, misappropriation or embezzlement or to a felony or to conduct
prohibited by state or federal law.   For purposes of this Agreement, no act,
or failure to act, on the part of the Executive shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the action or omission was in the best interest of the Companies. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause

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unless and until there shall have been delivered to the Executive a copy of a
Notice of Termination from the Board. After receipt of a Notice of Termination which purports to be for Cause, the Executive shall have the opportunity, together with his counsel, to be heard before the Board and such termination shall not be deemed to be for Cause unless following such hearing at least two-thirds of the members of the Board present at such hearing are of the good faith opinion, which shall be specified in writing and signed by the consenting Board members, that the Executive was guilty of conduct set forth above in any of Clauses (i), (ii), (iii) or (iv) of this subsection, and such opinion shall specify the particulars thereof in detail.

   C. CHANGE OF CONTROL shall mean the occurrence of any one of the following: (i) the acquisition by any Person or group of Persons (as such terms are defined and used in Sections 3(a)(9) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act")), other than SLC, any trustee or other fiduciary holding securities under any employee benefit plan of SLC, or any company owned, directly or indirectly, by the stockholders of SLC in substantially the same proportions as their ownership of stock of SLC, of beneficial ownership (as defined in Rule 13d-3 under the Act), directly or indirectly, of shares representing twenty percent (20%) or more of the combined voting power of SLC's then outstanding voting securities entitled to vote generally in the election of directors ("Voting Securities"); or (ii) individuals who as of March 2, 1995, constituted SLC's Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director of SLC subsequent to March 2, 1995, whose election was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall, for the purposes of this Agreement, be considered to be a member of the Incumbent Board; or (iii) approval by the Board of Directors of SLC and, if required, the stockholders of SLC, of: (a) a reorganization, merger, or consolidation with respect to which those Persons (as defined above) who were beneficial owners of SLC's Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, shares representing more than 50% of the combined voting power of the Voting Securities of the corporation resulting from such reorganization, merger or consolidation; (b) a complete liquidation or dissolution of SLC; or
(c) the sale or other disposition by SLC within a twelve (12) month period of assets of SLC with a fair market value equal to at least one-half of the total fair market value of all of the assets of SLC immediately prior to such sale or sales; or (iv) SLC shall file a report or proxy statement with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended,

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disclosing in response to Item 1 of Form 8-K thereunder or Item 5(f) of
Schedule 14A thereunder (or any successor schedule, form or report or item therein) that a change in control of SLC has or may have occurred or will or may occur in the future pursuant to any then existing contract or transaction or series of transactions.

   D. COMPANIES shall mean SLC, FMI and all of their direct and indirect subsidiaries and affiliates.

   E. DISABILITY shall mean a mental or physical disability or incapacity which renders the Executive incapable of carrying out his services and duties, as determined by the Board of Directors of SLC in its reasonable judgment, for a period of ninety (90) consecutive days.

   F.  EXECUTIVE shall mean the individual named on the signature page hereof.

   G. GOOD REASON shall mean the occurrence of any of the following, without the express written consent of the Executive: (i) a material reduction by SLC or FMI of the Executive's reporting responsibilities, duties, authority, status, titles or offices, as the same were in effect immediately preceding a Change of Control; (ii) a material reduction in the Executive's base compensation, bonuses or other benefits, as the same were in effect immediately preceding a Change of Control, or (iii) any of the Companies require the Executive to relocate outside of the Dallas-Fort Worth, Texas metropolitan area as a condition for Executive retaining his position with the Companies.

   H. SEVERANCE PAYMENT shall mean an amount equal to the total base compensation paid or payable to the Executive during the twelve (12)-month period ending on the day immediately preceding a Termination Date, exclusive of all bonuses and other benefits; provided, however, that if the period of the Executive's employment prior to his termination is less than twelve (12) months, his base pay during that period shall be annualized in determining his Severance Payment.

   I. NOTICE OF TERMINATION shall mean a notice which shall indicate in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment.

   J. TERMINATION DATE shall mean the date on which the Executive's employment is terminated by SLC or FMI, or the date of the Executive's resignation from all of the Companies for Good Reason.

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II.  SCOPE OF AGREEMENT

   This Agreement shall cover the Executive and provide for the Severance Payment and Benefits described herein.

III.  TERMINATION FOLLOWING A CHANGE OF CONTROL

   A.  TERMINATION FOLLOWING A CHANGE OF CONTROL
    Subject to the satisfaction of the conditions precedent described in Paragraph IV, SLC shall pay the Executive the Severance Payment and provide the Benefits if, within twenty four (24) months following the date of a Change of Control, (i) the Executive's employment with SLC or FMI is terminated for any reason other than as a result of the Executive's death or Disability, or for Cause; or (ii) the Executive resigns for Good Reason.

   B.  TIMING OF SEVERANCE PAYMENT

   The Severance Payment, less applicable withholding, shall be made, at the option of the Executive, in either (i) a lump sum payment due on the first business day following expiration of the seven (7) day period referred to in Paragraph IV B , or (ii) in twelve equal monthly installments, with the first such payment due on the first business day following expiration of the seven
(7) day period referred to in Paragraph IV B. The charge to the Executive for Benefits shall be deducted from the payment herein provided on a lump sum or monthly basis, corresponding to the settlement mode selected by Executive. A lump sum deduction shall be calculated assuming the Benefits are continued for the maximum period provided by this Agreement. A pro rata refund shall be provided in the event of early termination of the Benefits. The charge to the Executive shall be calculated at the charges in effect on the Termination Date.

IV.  RELEASE

   A.  RELEASE BY EXECUTIVE

   In consideration for the Severance Payment to be made to the Executive and as a condition of the payment of the same to the Executive, and for the other good and valuable consideration referenced herein, the Executive, for himself and his heirs, personal representatives, successors and assigns, will irrevocably and unconditionally release all of the Companies and their respective successors, assigns, directors, officers, employees, agents and other representatives from any and all claims, demands, suits, damages, sums of money and/or judgements

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arising at any time prior to and through the Date of Termination which may be asserted against any of the Companies and/or its successors, assigns, directors, officers, employees, agents and other representatives by the Executive, his heirs, personal representatives, successors and assigns, whether past or present, known or unknown, including, but not limited to, any which have arise out of his past or existing relationships with any of the Companies, whether by virtue of employment, directorship, stock ownership or otherwise, or the termination of any such relationship; and the Executive will agree not to file a lawsuit to assert any such claims. This release of rights and claims and agreement not to sue shall include but not be limited to, any claim of breach of fiduciary duty and any claim of contractual restriction on the right of either the Executive or the Companies to terminate the Executive's employment without liability or any claim of wrongful discharge or violation of any right under federal, state or local law prohibiting race, sex, age, religion, national origin or other forms of discrimination, including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Americans With Disabilities Act, as amended, the National Labor Relations Act, and/or the Texas Commission on Human Rights Act.

   B.  RELEASE AGREEMENT

   This provisions of Paragraph IV A shall be evidenced by a written Release Agreement executed and delivered by the Executive to the Companies on or after the Termination Date. The Executive shall have the right to cancel the Release Agreement within seven (7) days from the date of execution, but in the event of such cancellation the Executive shall not be entitled to the Severance Payment or the Benefits.

V.  SUCCESSORS AND BINDING AGREEMENT

   A.  ASSUMPTION BY SUCCESSOR

   SLC and FMI will require any successor (whether direct or indirect, by stock or asset purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of SLC or FMI to expressly assume and agree, by a written agreement, to perform the obligations to Executive under this Agreement. Failure of SLC or FMI to obtain such agreement prior to the effectiveness of any such succession shall entitle the Executive to a payment hereunder in the same amount and on the same terms as the Executive would be entitled hereunder if such Executive had terminated his employment for "Good Reason" within twenty-four (24) months following the date of a Change of

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Control. For purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Termination Date, and the payment to be made to the Executive shall be made no later than the day immediately preceding the day on which such succession occurs.

   B.  ENFORCEABILITY

   This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die subsequent to the termination of his employment while any amount would still be payable to the Executive hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid to the Executive's devisee, legatee, or other designee or, if there be no such designee, to his estate, in accordance with the terms of this Agreement, in a lump sum within three (3) business days after the date of the Executive's death.

   C.  JOINT AND SEVERAL LIABILITY

   SLC and FMI shall each be jointly and severally liable for the obligations to Executive under this Agreement.

VI.  EMPLOYMENT AFTER TERMINATION; NO DUTY TO MITIGATE

   A.  NO EFFECT ON CERTAIN OTHER BENEFITS

   This Agreement has no effect upon the retirement benefits to which the Executive is or will be entitled under SLC's or FMI's retirement plans or under any other tax-qualified Executive benefit plans, as amended from time to time. This Agreement also has no effect upon the Executive's entitlement to any post-retirement life, accident, medical or similar benefits to which the Executive would have been entitled if he had separated from employment with SLC or FMI on his Termination Date hereunder and if this Agreement did not exist.

   B.  OFFSET FOR OTHER SEVERANCE PAYMENTS

   The benefits payable to the Executive under this Agreement are intended to be in lieu of, and not in addition to, any severance pay that would otherwise be payable to the Executive under (i) the Southwestern Life Corporation Companies Salaried Severance Pay Plan or (ii) any employment or benefit agreement or arrangement between SLC or FMI or any of the other Companies and the Executive and, therefore, the Severance Payment payable hereunder shall be reduced on a dollar for dollar basis by any

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severance payments paid to the Executive under any other such severance plan, agreement or arrangement maintained by SLC, FMI or any of the other Companies for the benefit of the Executive.

   C.  NO DUTY TO MITIGATE

   The Executive shall not be required to mitigate the amount of any payment provided for herein by seeking other employment or otherwise, nor shall the amount of any payment provided for herein by reduced by any compensation earned by the Executive as the result of employment by another employer after the Termination Date, or otherwise. This Agreement shall not in any way limit the Executive from accepting employment with any other employer following his Termination Date, including employment with an employer that is a competitor of any of the Companies.

VII.  IRC SEC. 280G LIMITATIONS

   If all or any portion of the payments provided under this Agreement, either alone or together with other payments and benefits which Executive receives or is entitled to receive from the Companies, would constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, (the"Code"), the payments and benefits provided under this Agreement shall be reduced to the extent necessary so that no portion thereof shall fail to be tax-deductible under Section 280G of the Code. Any determinations required to be made under this Paragraph VII shall be made by the Companies' independent auditors, pursuant to the applicable principles of Section 280G of the Code. At the time of and in addition to any payments made pursuant to this Agreement, if payments or benefits are reduced under this Paragraph VII, the Companies shall provide Executive with a written statement setting forth the manner in which any such reduction was calculated and the basis for such calculations.

VIII.  LEGAL FEES.

   In the event SLC or FMI breaches this Agreement, or in the event that within twenty-four (24) months following the date of a Change of Control (i) the Executive is terminated other than for Cause, death, or Disability or
(ii) the Executive resigns for Good Reason, SLC and FMI, jointly and severally, shall reimburse the Executive for all legal fees and expenses reasonably incurred by the Executive as a result of such termination, including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement.

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IX.  GOVERNING LAW.

   This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

X.  NOTICE.

   For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States Mail, Return Receipt Requested, Postage Pre-Paid, addressed to the respective addresses last specified in writing by any party hereto, provided that all notices to SLC and FMI shall be directed to the attention of the Board of Directors of SLC and/or FMI, as the case may be, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

XI.  MISCELLANEOUS.

   A.  NO WAIVER

   No provision of this Agreement may be modified, waived or discharged with respect to the Executive unless waiver, modification or discharge is agreed to in writing signed by such Executive and such officer as may be specifically designated by the SLC and FMI Boards of Directors. Moreover, this Agreement may not be amended, except by written amendment signed by the Executive and approved by the Boards of Directors of SLC and FMI and signed by an authorized officer of SLC and FMI. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the time or at any prior or subsequent time.

   B.  NO GUARANTY OF EMPLOYMENT

   Except as may be otherwise provided under this Agreement or any written employment agreement between the Executive and SLC or FMI, the Executive's employment by SLC and FMI is "at will," and may be terminated at any time. Upon a lawful termination of the Executive prior to a Change of Control, the Executive shall have no further rights under this Agreement. Notwithstanding anything contained in this Agreement to the contrary, if the Executive's employment with SLC or FMI is terminated prior to the date of a Change of Control, and such termination of employment (i) occurred at the request of any Person (as hereinabove defined)

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who has taken steps intended, or which reasonably may be expected, to result in a Change of Control, or (ii) otherwise occurred in connection with, or in anticipation of, a Change of Control, then for all purposes of this Agreement, the Executive's employment shall be deemed to have been terminated following a Change of Control and, in any such case, the date of such termination shall be deemed to be the date of a Change of Control.

XII.  VALIDITY.

   The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

   IN WITNESS WHERETO, SLC and FMI have each caused this Agreement to be duly executed in their name and behalf by their duly authorized officer, effective as of the date first above written.

                                     SOUTHWESTERN LIFE CORPORATION,
                                     a Delaware Corporation


                                     By:
                                         ------------------------------------
                                         Glenn H. Gettier,
                                         Chief Executive Officer

                                     FACILITIES MANAGEMENT
                                     INSTALLATION, INC.,
                                     a Delaware Corporation


                                     By:
                                         ------------------------------------
                                         James R. Kerber,
                                         Chief Executive Officer


                                     EXECUTIVE


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